Exhibit 10.31

MODIFICATION AND AMENDMENT OF

PROMISSORY NOTE

WITNESS this Modification and Amendment of Promissory Note made on September 30, 2024 by and between Main Street Bank, a banking corporation duly organized according to law with a usual place of business at 81 Granger Blvd., Marlborough, Massachusetts (hereinafter the "Lender") and Precision Optics Corporation, Inc., a Massachusetts Corporation established pursuant to the laws of the Commonwealth of Massachusetts with a usual place of business at 22 East Broadway, Gardner, Massachusetts (hereinafter the "Borrower").

WHEREAS, the Borrower has obtained a Loan from the Lender in the amount of $750,000.00 dated June 2, 2023, documented and secured by a Promissory Note, as amended if applicable, with an outstanding principal balance of $575,000.00 (the “Note”), a Loan and Security Agreement and other documents of even date therewith (the "Loan Documents"); and

WHEREAS, the Borrower has requested, and the Bank has agreed, to modify certain terms and provisions of said Note, as set forth in the Note and this Modification,

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Effective upon the signing hereof, monthly payments due under the Note will convert to interest only for a period of 6 months, commencing with the payment due October 15, 2024, through the payment due March 15, 2025. On March 15, 2025, the Note will convert back to payments of Level Principal + Accrued Interest. The principal portion will be determined by recasting the principal balance outstanding on March 15, 2025, over the remaining 39-month term of the loan. The new monthly payment, in arrears, will be in effect beginning with the payment due April 15, 2025, and will remain in effect until the Maturity Date of this loan at which time all principal, interest and any other fees or charges shall be due and payable.

2.	A Modification Fee of $5,000.00 is due and payable in connection with this agreement.

3.

Except as expressly provided in this Modification, nothing herein shall be construed to limit, restrict or modify any of the provisions of the Note and accompanying Loan Documents, all of which shall remain in full force and effect; provided, in the event of any conflict between the terms of the Note and Loan Documents or any previous Modification, if applicable, the terms of this Modification shall govern.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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EXECUTED UNDER SEAL as of the date first written above.

The Borrower:	The Lender:

Precision Optics Corporation, Inc.	Main Street Bank

By:_________________________________	By:_________________________________
Joseph N. Forkey	Jeffrey D. Morse
President and Treasurer	Senior Vice President

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